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EXHIBIT (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY

to

Tender Shares of Common Stock

(Including the Associated Series A Preferred Stock Purchase Rights)

of

Craftmade International, Inc.

Pursuant to the Offer to Purchase

Dated March 2, 2010

at

$5.25 Net Per Share

by

Litex Acquisition #1, LLC

a wholly-owned subsidiary of

Litex Industries, Limited

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,
NEW YORK CITY TIME, ON APRIL 7, 2010, UNLESS THE OFFER IS EXTENDED.

(Not to be used for Signature Guarantees)

        This Notice of Guaranteed Delivery, or a form substantially equivalent to this form, must be used to accept the Offer (as defined below) (i) if certificates (the "Share Certificates") evidencing (1) shares of common stock, par value $0.01 per share (the "Stock"), of Craftmade International, Inc., a Delaware corporation (the "Company"), and (2) the associated Series A Preferred stock purchase rights (the "Rights" and collectively with the Stock, the "Shares") issued pursuant to the Rights Agreement, dated as of June 23, 1999, as amended by Amendment No. 1 to Rights Agreement dated as of June 9, 2009, by and between the Company and Computershare Trust Company, N.A. (the "Rights Agreement"), are not immediately available, (ii) if Share Certificates and all other required documents cannot be delivered to BNY Mellon Shareowner Services, as Depositary (the "Depositary"), prior to the Expiration Date (as defined in "The Offer—Section 1—Terms of the Offer" of the Offer to Purchase (as defined below)) or (iii) if the procedure for book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by facsimile transmission or mail to the Depositary. See "The Offer—Section 3—Procedures for Tendering Shares" of the Offer to Purchase.

The Depositary For The Offer Is:

BNY Mellon Shareowner Services

By Registered or Certified Mail:

BNY Mellon Shareowner Services
Attn: Corporate Actions Dept., 27th Floor
P.O. Box 3301
South Hackensack, NJ 07606

By Overnight Courier:

BNY Mellon Shareowner Services
Attn: Corporate Actions Dept., 27th Floor
480 Washington Boulevard
Jersey City, NJ 07310

By facsimile for eligible institutions only: (201) 680-4626

To confirm receipt of facsimile for eligible institutions only: (201) 680-4860

        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS LISTED ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

        THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

        THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

        The undersigned hereby tenders to Litex Acquisition #1, LLC ("Purchaser"), a Texas limited liability company and a wholly-owned subsidiary of Litex Industries, Limited ("Parent"), a Texas limited partnership, upon the terms and subject to the conditions set forth in the Offer to Purchase dated March 2, 2010 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with the Offer to Purchase and any amendments or supplements thereto, collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedure set forth in "The Offer—Section 3—Procedures for Tendering Shares" of the Offer to Purchase.

Name(s) of Record
Holder(s):

Address(es):

Area Code and Tel.
No.:

Signature(s):

Number of
Shares:

Certificate Nos. (if
available):

Check this box if Shares will be tendered by book-entry transfer: ☐

Depositary Trust Company
Account Number at
Book-Entry Transfer Facility:

Dated:

GUARANTEE

(NOT TO BE USED FOR SIGNATURE GUARANTEES)

        The undersigned, a firm that is a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program or any other "eligible guarantor institution" (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended), guarantees (a) that the above named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended, (b) that such tender of Shares complies with Rule 14e-4 and (c) delivery to the Depositary of the Shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation (as defined in the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, within three Nasdaq Global Market trading days after the date hereof. In the case of the Rights, a period ending on the later of (i) three Nasdaq Global Market trading days after the date hereof and (ii) three business days after the date the Rights Certificates are distributed.

        The Eligible Institution that completes this form must communicate the guarantees to the Depositary and must deliver the Letter of Transmittal and Share Certificates to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name(s) of Firm:

Address:	Zip Code

Area Code
and Tel.
No.:

Authorized
Signature:

Name:	Please Print

Title:

Dated:
NOTE:
DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE. SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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  EXHIBIT (a)(1)(C)